Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-4 of Carolina Trust BancShares, Inc. of our report dated April 5, 2018, with respect to the consolidated financial statements of Clover Community Bankshares, Inc. and its subsidiary as of December 31, 2017 and 2016 and for the years then ended.

We also consent to the reference to our Firm under the caption “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina
September 12, 2018